RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SIMIONE CENTRAL HOLDINGS, INC.


     Simione Central Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that:

     1.   The name of the Corporation is Simione Central Holdings, Inc.;

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 28, 1992 under the name "Infomed Holdings, Inc.";

     3. The Board of Directors has, pursuant to a duly called meeting of its Board of Directors held on August 8, 2000, adopted a resolution proposing and declaring advisable the filing with the Secretary of State of Delaware of this Restated Certificate of Incorporation;

     4.   The  aforesaid  restatement  was duly adopted in  accordance  with the
          applicable   provisions  of  Section  245  of  the  Delaware   General
          Corporation Law;

     5.   This  Restated   Certificate  of   Incorporation   only  restates  and
          integrates and does not further amend the provisions of the Corporation's certificate of incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate; and

     6. The text of the Certificate of Incorporation, and all previously filed amendments thereto, is hereby restated to read as follows:

                                     I. NAME
                                     -------

     The name of the corporation is Simione Central Holdings, Inc. (the "Corporation").

                                   II. PURPOSE
                                   -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   III. STOCK
                                   ----------

     Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 30,000,000 shares, consisting of 20,000,000 shares of Common Stock, $.001 par value ("Common Stock") and 10,000,000 shares of preferred stock, $.001 par value ("Preferred Stock").

     Section 2. Common Stock. Each share of Common Stock shall entitle the holder to one vote, in person or by proxy, at all meetings of the stockholders of the Corporation, on the matter in question. Each share of Common Stock shall be entitled to participate equally in dividends that may be legally declared by the Board of Directors out of available funds, and to participate equally in all distributions of assets upon the liquidation of the Corporation.

     Section 3. Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more classes and series and to determine the designations, preferences, limitations and relative or other rights of each class and series of the Preferred Stock. For each class and series of the Preferred Stock, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of the shares to be issued, the designations, preferences, limitations, and relative and other rights of each class and series of the Preferred Stock, including but not limited to the following rights and preferences:

     A.   The rate and manner of payment of dividends, if any;

     B. Whether shares may be redeemed or called and, if so, the redemption price or call price and the terms and conditions of redemption or call;

     C.   The  amount   payable  upon  shares  in  the  event  of   liquidation,
          dissolution or other winding up of the Corporation;

     D. Sinking fund provisions, if any, for the redemption, call, or purchase of shares;

     E. The terms and conditions, if any, on which shares may be converted or exchanged;

     F.   Voting rights, if any; and

     G. All other rights and preferences of the shares, to the full extent now or hereafter permitted by the laws of the State of Delaware.

     The Board of Directors shall have the authority to determine the number of shares that will comprise each class and series.

     Prior to the issuance of any shares of a class or series, but after adoption by the Board of Directors of the resolution establishing the class or series, the appropriate officers of the Corporation shall file all documents required by law with the State of Delaware.

     Section 4. Series B Preferred Stock

     A. Designation. The designation shall be "Series B Preferred Stock" (the "Series B Preferred Stock"). Each share of the Series B Preferred Stock shall be identical in all respects with the other shares of Series B Preferred Stock.

     B. Number. The number of shares of Series B Preferred Stock shall be Five Million Six Hundred Thousand (5,600,000), which number from time to time may be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation. Any shares of Series B Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

     C. Voting. Each share of the Series B Preferred Stock shall initially have two-tenths of one (.2) vote in all matters to be voted upon by the stockholders of the Corporation (the Series B Voting Right"), and shall be adjusted as hereinafter provided. If the Corporation shall (i) declare a dividend or make a distribution in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Series B Voting Right at the time of the record date of such dividend or distribution shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock after such date shall be entitled to the same aggregate voting power of all shares of the Corporation's outstanding stock which such holder was entitled to immediately prior to such date. Successive adjustments in the Series B Voting Right shall be made whenever any event specified above shall occur. The Series B Preferred Stock shall vote on any matter upon which stockholders of the Corporation are entitled to vote, together as a single class with such stockholders.

     D. Director. For so long as the Series B Preferred Stock shall remain outstanding, in the event that the Board of Directors of the Corporation is unable to reach a decision on a vote on any matter properly before the Board of Directors in two consecutive meetings of the Board of Directors, the number of directors of the Board of Directors shall be increased by One (1) member and the holders of the Series B Preferred Stock shall have the right to appoint such member of the Board of Directors. Any director who has been appointed by the holders of the Series B Preferred Stock may be removed during such director's term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series B Preferred Stock.

     E. Dividends. The holder of each share of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Series C Preferred Stock and to the holders of Common Stock, and subject to the dividend rights of the holders of the Series D Preferred Stock pursuant to the provisions of the Series D Preferred Stock in Article III, Section 6D hereof, cumulative dividends at the rate per annum of nine percent (9%) of the One Dollar and Seven and 143/1000 Cents ($1.07143) original issuance price per share (the "Original Issuance Price") of the Series B Preferred Stock declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends on outstanding shares of the Series B Preferred Stock must be paid in full before any cash dividend may be declared on the Series C Preferred Stock or the Common Stock.

     F. Mergers. In the event of a Change of Control Transaction (as defined below), each share of Series B Preferred Stock shall be entitled to receive the same consideration as an outstanding share of Common Stock, but in any event not less than the Original Issue Price, plus accumulated but unpaid dividends. For the purposes of this Section F, a "Change of Control Transaction" with respect to the Corporation means (i) the acquisition of the Corporation by a non-affiliated third party pursuant to a merger, consolidation or business combination; (ii) the sale of all or a substantial part of the assets of the

Corporation to a non-affiliated third party; (iii) the occurrence of a transaction pursuant to which any entity or person shall, alone or in combination with any affiliate (as defined in the Securities and Exchange Act of 1934 as amended and all regulations promulgated pursuant thereto, (the "Exchange Act")) become the beneficial owner (as defined in Rules 13(d) and 13(d)-5) under the Exchange Act) of fifty percent (50%) or more of any outstanding class of capital stock of the Corporation having ordinary voting power in the election of its directors; or (iv) the Corporation shall cease to own less than eighty percent (80%) of the voting stock of any of its subsidiaries (unless such failure is due to the merger of any subsidiary with and into the corporation). The transactions among the Corporation, Mestek, Inc., MCS, Inc., John E. Reed, Stewart B. Reed and E. Herbert Burk contemplated in that certain Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 by and among such parties, as such agreement may be amended from time to time, shall not be deemed to constitute a Change of Control Transaction under this Section F.

     G. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed in the following order of priority:

          1. The holder of each share of Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution to the holders of Series C Preferred Stock, Series D Preferred Stock or Common Stock, an amount equal to One Dollar and Seven and 143/1000 cents ($1.07143) per share (the "Liquidation Price") plus an amount equal to the Original Issuance Price multiplied by nine percent (9%) per annum from the date of original issuance of the Series B Preferred Stock to the date of distribution, provided such amount shall be reduced by an amount equal to all dividends declared and paid with respect to such shares of Series B Preferred Stock since the original date of issuance. If the assets and funds of the Corporation available for distribution to the holders of Series B Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section, then all the assets of the Corporation available for distribution shall be distributed to the holders of Series B Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation interest.

          2. The remaining assets, if any, of the Corporation available for distribution to the stockholders shall be distributed, first, in accordance with the liquidation preference provided for holders of Series C Preferred Stock in
Article III, Section 5F hereof, and, second, in accordance with the liquidation preference provided for holders of Series D Preferred Stock in Article III,
Section 6E hereof.

          3. After distribution of the amounts set forth above, the remaining assets, if any, of the Corporation available for distribution to the stockholders shall be distributed to holders of shares of Common Stock to the exclusion of the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock until such holders of Common Stock have been paid an amount equal to the aggregate liquidation price of the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, and then, if any assets remain, the balance shall be distributed ratably to the holders of Common Stock and to the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock.

     H. The Corporation will not amend this Certificate in a manner which materially and adversely impacts the rights of the Series B Preferred Stock hereunder or recombine or reclassify the Series B Preferred Stock without the prior written approval of holders of a majority of the shares of Series B Preferred Stock then outstanding.

     Section 5. Series C Preferred Stock

     A. Designation. The designation shall be "Series C Preferred Stock" (the "Series C Preferred Stock"). Each share of the Series C Preferred Stock shall be identical in all respects with the other shares of Series C Preferred Stock. The par value of the Series C Preferred Stock shall be 1/10th of 1 cent per share.

     B. Number. The number of shares of Series C Preferred Stock shall be Eight Hundred and Fifty Thousand (850,000), which number from time to time may be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation. Any shares of Series C Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

     C. Voting. Each share of the Series C Preferred Stock shall initially have two-tenths of one (.2) vote in all matters to be voted upon by the stockholders of the Corporation (the "Series C Voting Right"), and shall be adjusted as hereinafter provided. If the Corporation shall (i) declare a dividend or make a distribution in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Series C Voting Right at the time of the record date of such dividend or distribution shall be proportionately adjusted so that the holder of any shares of Series C Preferred Stock after such date shall be entitled to the same aggregate voting power of all shares of the Corporation's outstanding stock which such holder was entitled to immediately prior to such date. Successive adjustments in the Series C Voting right shall be made whenever any event specified above shall occur. The Series C Preferred Stock shall vote on any matter upon which stockholders of the Corporation are entitled to vote, together as a single class with such stockholders.

     D. Dividends. The holder of each share of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, and subject to the dividend rights of the holders of the Series D Preferred Stock pursuant to Article III, Section 6D hereof and the holders of the Series B Preferred Stock pursuant to Article III, Section 4E hereof, cumulative dividends at the rate per annum of eleven percent (11%) of the Liquidation Price (as defined in Section 5.F.2 below) payable annually to the extent declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends on outstanding shares of the Series C Preferred Stock must be paid in full before any cash dividend may be declared on the Common Stock.

     E. Mergers. In the event of a Change of Control Transaction (as defined below), each share of Series C Preferred Stock shall be entitled to receive the same consideration as an outstanding share of Common Stock, but in any event not less than the Liquidation Price, plus accumulated but unpaid dividends. For the purposes of this Section, a "Change of Control Transaction" with respect to the Corporation means (i) the acquisition of the Corporation by a non-affiliated third party pursuant to a merger, consolidation or business combination; (ii) the sale of all or a substantial part of the assets of the Corporation to a non-affiliated third party; (iii) the occurrence of a transaction pursuant to which any entity or person shall, alone or in combination with any affiliate (as defined in the Securities and Exchange Act of 1934 as amended and all regulations promulgated pursuant thereto, (the "Exchange Act")) become the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act) of fifty percent (50%) or more of any outstanding class of capital stock of the Corporation having ordinary voting power in the election of its directors; or (iv) the Corporation shall cease to own less than eighty percent (80%) of the voting stock of any of its subsidiaries (unless such failure is due to the merger of any subsidiary with and into the corporation). The transactions among the Corporation, Mestek, Inc., MCS, Inc., John E. Reed, Stewart B. Reed and E. Herbert Burk contemplated in that certain Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999, by and among such parties, as such agreement may be amended from time to time, shall not be deemed to constitute a Change of Control Transaction under this Section.

     F. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed in the following order of priority:

          1. The remaining assets, if any, of the Corporation available for distribution to the shareholders shall be distributed in accordance with the liquidation preference provided for holders of Series B Preferred Stock as provided in Article III, Section 4G hereof.

          2. After distribution of the amount set forth above, the holder of each share of Series C Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution to the holders of Series D Preferred Stock or Common Stock, an amount equal to One Dollar ($1.00) per share (the "Liquidation Price") plus an amount equal to accrued but unpaid interest at the rate of eleven percent (11%) per annum of the Liquidation Price from the date of original issuance of the Series C Preferred Stock to the date of distribution, provided such amount shall be reduced by an amount equal to all dividends declared and paid with respect to such shares of Series C Preferred Stock since the original date of issuance. If the assets and funds of the Corporation available for distribution to the holders of Series C Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section, then all the assets of the Corporation available for distribution shall be distributed to the holders of Series C Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation interest.

          3. The remaining assets, if any, of the Corporation available for distribution to the stockholders shall be distributed in accordance with the liquidation preference provided for holders of Series D Preferred Stock as provided in Article III, Section 6E hereof.

          4. After distribution of the amounts set forth above, the remaining assets, if any, of the Corporation available for distribution to the stockholders shall be distributed to holders of shares of Common Stock to the exclusion of the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock until such holders of Common Stock have been paid an amount equal to the aggregate liquidation price of the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock and then, if any assets remain, the balance shall be distributed ratably to the holders of Common Stock and to the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock.

     Section 6. Series D Preferred Stock

     A. Designation. The designation shall be "Series D Preferred Stock" (the "Series D Preferred Stock"). Each share of ----------- the Series D Preferred Stock shall be identical in all respects with the other shares of Series D Preferred Stock.

     B. Number. The number of shares of Series D Preferred Stock shall be Four Hundred Thousand (400,000), which number from time to time may be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation. Any shares of Series D Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

     C. Voting. The Series D Preferred Stock shall vote on any matter upon which shareholders of the Corporation are entitled to vote, together as a single class with such shareholders, except as specifically provided herein or as otherwise provided by law. Each share of Series D Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series D Preferred Stock.

     D. Dividends. The holder of each share of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock, cumulative dividends at the rate per annum of nine percent (9%) of the Two Dollars and Fifty-one Cent ($2.51) original issuance price per share (the "Original Issuance Price") of the Series D Preferred Stock declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends on outstanding shares of the Series D Preferred Stock must be paid in full before any cash dividend may be declared on the Common Stock, the Series B Preferred Stock or the Series C Preferred Stock.

     E. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be distributed in the following order of priority:

          1. The remaining assets, if any, of the Corporation available for distribution to the shareholders shall be distributed in accordance with the provisions of Series B Preferred Stock as provided in Article III, Section 4G hereof and the Series C Preferred Stock as provided in Article III, Section 5F hereof.

          2. After distribution of the amount set forth above, the holder of each share of Series D Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, an amount equal to the Original Issuance Price plus nine (9%) percent per annum of the Original Issuance Price from the date of original issuance of the Series D Preferred Stock to the date of distribution, provided such amount shall be reduced by an amount equal to all dividends declared and paid with respect to such share of Series D Preferred Stock since the original date of issuance. If the assets and funds of the Corporation available for distribution to the holders of Series D Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section, then all the assets of the Corporation available for distribution shall be distributed to the holders of Series D Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation interest.

          3. After distribution of the amount set forth above, the remaining assets, if any, of the Corporation available for distribution to the shareholders shall be distributed to holders of shares of Common Stock to the exclusion of the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock until such holders of Common Stock have been paid an amount equal to the aggregate liquidation price of the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock, and then, if any assets remain, the balance shall be distributed ratably to the holders of Common Stock and to the holders of Series B Preferred Stock, Series C Preferred Stock and the holders of Series D Preferred Stock.

          4. For purposes of this Section, the following transactions shall, at the election of the holders of a majority of the then outstanding shares of Series D Preferred Stock, be deemed to be a liquidation of the Corporation: (i) the acquisition of the Corporation by a non-affiliated third party pursuant to a merger, consolidation or business combination; (ii) the sale of all or a substantial part of the assets of the Corporation to a non-affiliated third party; (iii) the occurrence of a transaction pursuant to which any entity or person shall, alone or in combination with any affiliate (as defined in the Securities and Exchange Act of 1934 as amended and all regulations promulgated pursuant thereto, (the "Exchange Act")), become the beneficial owner (as defined in Rules 13(d) and 13(d)-5 under the Exchange Act) of fifty percent (50%) or more of any outstanding class of capital stock of the Corporation having ordinary voting power in the election of its directors; or (iv) the Corporation shall cease to own than eighty percent (80%) or more of the voting stock of any of its subsidiaries (unless such failure is due to the merger of any subsidiary with and into the Corporation).

     F. Conversion. The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          1. Right To Convert. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the original purchase price per share by the Conversion Price applicable to each such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon such conversion (the "Conversion Price") shall initially be equal to two dollars and fifty-one cents ($2.51) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

          2. Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          3.  Adjustments to Conversion  Price for Certain  Diluting  Issuances,
Splits    and    Combinations.    The    Conversion    Price   of   the   Series
D Preferred shall be subject to adjustment from time to time as follows:

               (a) Special Definitions. For purposes of this Section, the following definitions apply:

                    (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                    (2) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

                    (A) "Additional Stock" shall mean all shares of Common Stock issued by the Corporation after the Purchase Date, and all shares of Common Stock issuable pursuant to Options and Convertible Securities issued by the Corporation after the Purchase Date, other than (i) up to 606,904 shares of Common Stock that may be issuable to the former preferred shareholders and noteholders of CareCentric Solutions, Inc. ("CareCentric") pursuant to that certain Agreement and Plan of Merger by and among CareCentric, Simione Acquisition Corporation and the Corporation, dated July 12, 1999, and (ii) shares of Common Stock for which adjustment of the Conversion Price is made pursuant to Section 6.F.3(d) or 6.F.3(e) below.

               (b) Adjustments. If the Corporation shall issue, after the date upon which any shares of Series D Preferred Stock were first issued (the "Purchase Date"), any Additional Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted downward to a price equal to the price paid per share for such Additional Stock.

               (c) Determination of Consideration. For purposes of this Section 6.F.3, the consideration received by the Corporation for the issuance of any Additional Stock shall be computed as follows:

                    (1) Cash and Property. Such consideration shall:

                    (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consist of property other than cash, be computed at the fair value thereof at the time of such issue, as mutually determined in good faith by the Corporation's Board of Directors and the holders of a majority of the Series D Preferred Stock; and (C) in the event Additional Stock is issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as mutually determined in good faith by the Corporation's Board of Directors and the holders of a majority of the Series D Preferred Stock.

                    (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Stock deemed to have been issued pursuant to this Section 6.F.3 relating to Options and Convertible Securities shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                    (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          (d) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Purchase Date shall declare or pay, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (e) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6.F.3(d) above) the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that shares of the Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of shares of the Series D Preferred Stock immediately before that change.

          (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6.F.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

          (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 6.F.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate executed by the Corporation's Chief Executive Officer or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect immediately before and after such adjustments and readjustments, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series D Preferred Stock.

          (h) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series D Preferred Stock:

               (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

          (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

          (k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series D Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either
(i) pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined by the closing price of the Common Stock on the Nasdaq market on the day prior to conversion) or (ii) round such fractional share up to a whole share.

          (l) Notices. Any notice required by the provisions of this Section 6.F.3 to be given to the holders of shares of Series D Preferred Stock shall be deemed given five (5) days after being deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                         IV. REGISTERED AGENT AND OFFICE
                         -------------------------------

     The street address of the initial registered office of the Corporation is 1209 Orange Street, Wilmington, Delaware 19801 and the name of the initial registered agent of the Corporation at that address is The Corporation Trust Company, County of New Castle.

                         V. SECTION 203, DELAWARE G.C.L.
                         -------------------------------

     The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law, as in effect from time to time.

                             VI. AMENDMENT OF BYLAWS
                             -----------------------

     The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders or by a majority of the Board of Directors of the Corporation.

                           VII. LIABILITY OF DIRECTORS
                           ---------------------------

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer, and such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Restated Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Restated Certificate are true and correct to his own knowledge this 8th day of August, 2000.


                                        _______________________________________
                                        R. Bruce Dewey
                                        President and Chief Executive Officer